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                                                                       Exhibit 5

                             Hogan & Hartson L.L.P.
                              555 13th Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-5600

                                  May 14, 1999

Board of Directors
Sunrise Assisted Living, Inc.
9401 Lee Highway, Suite 300
Fairfax, Virginia 22031

Ladies and Gentlemen:

        We are acting as counsel to Sunrise Assisted Living Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to 125,821 shares of the Company's common stock, par value $.01 per share (the "Shares") issuable in connection with the Karrington Health, Inc. 1996 Incentive Stock Plan (the "KHI Incentive Stock Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

        1.      An executed copy of the Registration Statement.

        2.      A copy of the Karrington Health, Inc. 1996 Incentive Stock Plan.

        3. The Restated Certificate of Incorporation of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

        4. The Amended and Restated Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

        5. Resolutions of the Board of Directors of the Company adopted on October 18, 1998, January 19, 1999 and March 26, 1999, as certified by the Assistant Secretary of the Company on the date hereof as then being


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Board of Directors
Sunrise Assisted Living, Inc.
May 14, 1999
Page 2

                complete, accurate and in effect, approving and adopting the Agreement of Merger dated as of October 18, 1998 ("Agreement of Merger") among the Company, Buckeye Merger Corporation, a wholly owned subsidiary of the Company ("Merger Sub") and Karrington Health, Inc. ("KHI"), as amended, pursuant to which Merger Sub will merge with and into KHI and, in connection therewith, the stock options granted under the Karrington Health, Inc. 1996 Incentive Stock Plan will be assumed by the Company and become options to acquire Common Stock of the Company.

        6. Stock option assumption consent letters (as amended) as executed by holders of stock options granted pursuant to the Karrington Health, Inc. 1996 Incentive Stock Plan.

        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

        Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the KHI Incentive Stock Plan and the Agreement of Merger, as amended, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

        We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.




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Board of Directors
Sunrise Assisted Living, Inc.
May 14, 1999
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                                                      Very truly yours,

                                                      /s/ HOGAN & HARTSON L.L.P.

                                                      HOGAN & HARTSON L.L.P.